Exhibit 99.1


AT HEARTLAND PARTNERS, L.P.:                     AT THE INVESTOR RELATIONS CO.:
Lawrence Adelson                                 Brien Gately
Chief Executive Officer                          (847) 296-4200
(312) 834-0592

FOR IMMEDIATE RELEASE


               HEARTLAND PARTNERS ANNOUNCES GENERAL PARTNER OWNER
                    HEARTLAND TECHNOLOGY FILES FOR BANKRUPTCY

CHICAGO, JUNE 21, 2005--Heartland Partners, L.P. (AMEX: HTL) announced today that on June 15, 2005, Heartland Technology, Inc., a debtor of Heartland Partners that also owns 99.9% of HTI Interests, LLC, the sole general partner of Heartland Partners, filed a plan of liquidation in its chapter 11 case pending in the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division.

Under the plan, CMC Heartland Partners, a subsidiary of Heartland Partners L.P., will pay Heartland Technology (HTI) $670,000 and will release HTI from all claims. HTI will give Heartland Partners the Class B interest in Heartland Partners owned by HTI and will transfer its ownership in the general partner interests of Heartland Partners and CMC Heartland Partners to entities designated by Heartland Partners. The plan is subject to approval by creditors and the court.

ABOUT HEARTLAND

Heartland Partners, L.P. is a Chicago-based real estate limited partnership with properties primarily in the upper Midwest and northern United States. CMC Heartland is a subsidiary of Heartland Partners, L.P. and is the successor to the Milwaukee Road Railroad, founded in 1847.


"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as the company, the Company or its management "believes," "expects," "intends," "anticipates," "foresees," "forecasts," "estimates" or other words or phrases of similar import. Similarly, statements in this release that describe the Company's business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements. The forward-looking statements included in this release are made only as of the date of publication, and the Company undertakes no obligation to update the forward-looking statements to reflect subsequent events or circumstances.